Exhibit 99.1

Camden National Corporation Reports First Quarter 2010 Results

CAMDEN, Maine--(BUSINESS WIRE)--April 27, 2010--Camden National Corporation (NASDAQ: CAC; the “Company”), reported net income for the first quarter of 2010 of $5.3 million, or $0.69 per diluted share, compared to $5.2 million, or $0.68 per diluted share, for the fourth quarter of 2009 and $6.2 million, or $0.81 per diluted share, for the first quarter of 2009. For the three month period ended March 31, 2010, return on assets was 0.97%, and return on equity was 11.14%.

Gregory A. Dufour, President and Chief Executive Officer of the Company, explained that over the past several quarters, the Company has strengthened its balance sheet to position the organization for future growth. “Since the first quarter of 2009, we have improved our tangible capital to 6.85% of total assets from 5.57%, increased our allowance for loan losses to 1.40% of total loans from 1.20%, and improved our total risk based capital ratio to 13.90% from 12.91%.” Dufour said. “Our customers benefit as Camden National has the financial wherewithal to lend money to businesses and individuals, while our investors benefit through our organization’s capabilities to grow without endangering their ownership interests through low reserve levels or dilutive capital transactions.”

“We continue to demonstrate our ability and desire to support our borrowing customers by providing access to funds,” noted Dufour. “Our loans of $1.5 billion at March 31, 2010 were up $3.3 million from December 31, 2009 and up $51.6 million from March 31, 2009, while still maintaining our credit standards. At March 31, 2010, loan balances reflected growth in commercial real estate, residential real estate, and consumer loans of $45.8 million, $15.1 million, and $13.9 million, respectively, compared to March 31, 2009. These increases were partially offset by a decline in commercial loans of $14.2 million.”

The Company’s total assets at March 31, 2010 were $2.2 billion, a decrease of 1% from December 31, 2009 and a 3% decrease compared to the same period a year ago. The decline in total assets from December 31, 2009 was due to a reduction in investments of $19.0 million partially offset by an increase in the loan portfolio of $3.3 million. The $75.0 million decline in total assets at March 31, 2010 compared to March 31, 2009 also reflects a reduction in investments of $133.6 million, offset by loan growth of $51.6 million. The reduction in the investment portfolio combined with the corresponding decrease in certificates of deposit and borrowings are the result of the deleveraging strategy implemented in 2009 to strengthen our capital ratios and mitigate interest rate risk.

Total deposits of $1.5 billion at March 31, 2010 increased $5.2 million compared to December 31, 2009 and increased $19.8 million from the same period a year ago. The deposit growth from a year ago reflects increases in core deposits with interest checking, savings and money market deposits increasing by $72.6 million and demand deposit balances increasing by $13.5 million. This growth was partially offset by a decline in retail certificates of deposit of $53.8 million and brokered funds of $12.4 million. The increase in core deposits can be attributed to various deposit acquisition strategies, including enhanced municipal relationships and promotion of our Free ATMs as well as customers continuing to maintain funds in more liquid deposit instruments given the low interest rate environment.

Operating Highlights

Net interest income for the first quarter of 2010 increased slightly to $18.1 million compared to $17.9 million for the fourth quarter of 2009 and decreased $436,000 from $18.5 million for the first quarter of 2009. The 2% net interest income decline from a year ago relates to the deleveraging of the Company’s balance sheet attributed to the decline in the Company’s investment portfolio. The net interest margin of 3.58% for the first quarter of 2010 represents an increase from 3.53% for the fourth quarter of 2009 and 3.51% for the same period one year ago. The Company’s ability to reduce pricing on deposits and borrowings and mitigate the decline of yields on loans and investments resulted in the increase in the net interest margin.

Non-interest income for the first quarter of 2010 was $4.6 million, compared to $4.7 million for the fourth quarter of 2009 and $4.6 million for the first quarter of 2009. The $128,000 decline in non-interest income from the fourth quarter of 2009 was due to a $99,000 change in net securities gains/losses. This change resulted from a $48,000 other-than-temporary impairment write-down on private issue collateralized mortgage obligations in the first quarter of 2010, which compares to a gain of $51,000 on investment sales recorded in the fourth quarter of 2009. Non-interest income for the first quarter of 2010 remained relatively stable compared to the same quarter a year ago. The Company experienced an increase in fiduciary services income of $213,000, or 16%, and other fees of $77,000, or 13%, both resulting from increased stock market values, which were offset by a decline in mortgage banking income of $366,000 related to $20.2 million in residential loan sales during the first quarter of 2009.

Non-interest expense for the first quarter of 2010 was $12.9 million, compared to $13.2 million for the fourth quarter of 2009 and $12.3 million for the first quarter of 2009. The $248,000 decline in non-interest expense from the fourth quarter of 2009 was due to fraud expenses of $637,000 recorded in the fourth quarter of 2009, partially offset by increased collections and foreclosed properties costs of $583,000 in the first quarter of 2010. Non-interest expense for the first quarter of 2010 increased $631,000 or 5% compared to the same quarter a year ago. This increase was primarily due to increases in salaries and employee benefits reflecting increased health care costs of $199,000, increased staffing and salary expenses of $129,000, and a reduction in deferred salary costs of $162,000 related to high mortgage production volume last year.

Asset Quality

“The credit quality of our loan portfolio has remained solid during the economic recession,” said Dufour. “We are maintaining a conservative outlook until unemployment and the housing markets show stronger signs of stability. In the interim, we are committed to maintaining a level of reserves for potential loan losses that reflects the economic situation.” At March 31, 2010, the Company’s allowance for credit losses was 1.40% of total loans, up from 1.33% at December 31, 2009 and 1.20% at March 31, 2009.

The provision for credit losses was $2.0 million for the quarter ended March 31, 2010, an increase of $296,000 from the fourth quarter of 2009 and $266,000 from the first quarter of 2009. Non-performing assets totaled $24.1 million, or 1.09% of total assets, at March 31, 2010 compared to $25.1 million at December 31, 2009 and $20.4 million at March 31, 2009. Loans past due for 30 to 89 days at March 31, 2010 totaled $6.2 million or 0.40% of total loans compared to $5.2 million or 0.34% during the prior quarter and $5.8 million or 0.39% a year ago.

Dividends and Capital

The Board of Directors approved a dividend of $0.25 per share, payable on April 30, 2010 for shareholders of record on April 15, 2010, which is equal to the dividend declared for the same period last year.

The Company’s total risk-based capital ratio increased to 13.90% at March 31, 2010 compared to 13.49% at December 31, 2009 and to 12.91% a year ago as capital levels increased with retained earnings and the deleveraging of the Company’s balance sheet. The Company and Camden National Bank exceeded the minimum total risk-based, tier 1, and tier 1 leverage ratios of 10.0%, 6.0%, and 5.0%, respectively, required by the Federal Reserve for an institution to be considered “well capitalized.”

About Camden National Corporation

Camden National Corporation, recently ranked 11th in USBanker's 2009 list of top-performing mid-tier banks, is the holding company employing more than 400 Maine residents for two financial services companies including Camden National Bank, along with its division Union Trust, and the wealth management company, Acadia Trust, N.A. Camden National Bank, named in 2009 as the Finance Authority of Maine’s “Financial Institution of the Year,” is a full-service community bank with a network of 37 banking offices serving coastal, western, central, and eastern Maine, plus online banking at CamdenNational.com and UnionTrust.com. Acadia Trust offers investment management and fiduciary services with offices in Portland, Bangor, and Ellsworth. Located at Camden National Bank, Acadia Financial Consultants offers full-service brokerage and insurance services.

Forward-Looking Statements

This press release and the documents incorporated by reference herein contain certain statements that may be considered forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “will,” “should,” and other expressions which predict or indicate future events or trends and which do not relate to historical matters. Forward-looking statements should not be relied on, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of the Company. These risks, uncertainties and other factors may cause the actual results, performance or achievements of the Company to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

Some of the factors that might cause these differences include the following: general, national, regional or local economic conditions which are less favorable than anticipated; changes in loan default and charge-off rates; declines in the equity and financial markets; reductions in deposit levels; declines in mortgage loan refinancing, equity loan and line of credit activity; changes in the domestic interest rate environment and inflation; changes in the carrying value of investment securities and other assets; further actions by the U.S. government and Treasury Department, similar to the Federal Home Loan Mortgage Corporation conservatorship, which could have a negative impact on the Company’s investment portfolio and earnings; misalignment of the Company’s interest-bearing assets and liabilities; increases in loan repayment rates affecting interest income and the value of mortgage servicing rights; changing business, banking, or regulatory conditions or policies, or new legislation affecting the financial services industry, that could lead to changes in the competitive balance among financial institutions, restrictions on bank activities, changes in costs (including deposit insurance premiums), increased regulatory scrutiny, declines in consumer confidence in depository institutions, or changes in the secondary market for bank loan and other products; and changes in accounting rules, Federal and State laws, Internal Revenue Service regulations, and other regulations and policies governing financial holding companies and their subsidiaries which may impact our ability to take appropriate action to protect our financial interests in certain loan situations. Other factors could also cause these differences. For more information about these factors please see our Annual Report on Form 10-K, as updated by our Quarterly Reports on Form 10-Q and other filings on file with the SEC. All of these factors should be carefully reviewed, and readers should not place undue reliance on these forward-looking statements.

These forward-looking statements were based on information, plans and estimates at the date of this press release, and the Company does not promise to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Statement of Condition Data (unaudited)

	March 31,	March 31,	December 31,
(In thousands, except number of shares)	2010	2009	2009

Assets
Cash and due from banks	$29,899	$28,765	$29,772
Securities:
Securities available for sale, at fair value	460,702	590,666	479,708
Securities held to maturity, at amortized cost	37,900	41,515	37,914
Federal Home Loan Bank and Federal Reserve Bank stock, at cost	21,965	21,969	21,965
Total securities	520,567	654,150	539,587
Trading account assets	1,794	1,337	1,725
Loans held for sale	-	8,964	-
Loans:
Residential real estate	625,661	610,519	627,655
Commercial real estate	437,294	391,523	434,783
Commercial	192,087	206,306	191,214
Consumer	275,025	261,172	273,106
Total loans	1,530,067	1,469,520	1,526,758
Less allowance for loan losses	(21,379)	(17,691)	(20,246)
Net loans	1,508,688	1,451,829	1,506,512
Goodwill	41,780	41,780	41,780
Bank-owned life insurance	42,049	40,854	41,677
Premises and equipment, net	26,563	25,307	26,054
Prepaid FDIC assessment	7,635	-	8,197
Interest receivable	7,500	8,385	7,236
Other real estate owned	5,201	3,183	5,479
Core deposit intangible	3,891	4,393	4,016
Other assets	22,989	24,573	23,348
Total assets	$2,218,556	$2,293,520	$2,235,383

Liabilities
Deposits:
Demand	$184,449	$170,974	$193,549
Interest checking, savings and money market	691,186	618,634	675,681
Retail certificates of deposit	538,832	592,604	545,789
Brokered deposits	86,563	98,978	80,788
Total deposits	1,501,030	1,481,190	1,495,807
Federal Home Loan Bank advances	179,607	216,480	209,710
Other borrowed funds	275,978	357,768	274,125
Junior subordinated debentures	43,538	43,435	43,512
Accrued interest and other liabilities	23,246	22,651	21,668
Total liabilities	2,023,399	2,121,524	2,044,822

Shareholders' Equity
Common stock, no par value; authorized 20,000,000 shares, issued and outstanding 7,654,303, 7,641,074, and 7,644,837 on March 31, 2010
and 2009 and December 31, 2009, respectively	50,180	49,106	50,062
Retained earnings	136,987	122,862	133,634
Accumulated other comprehensive income
Net unrealized gains on securities available for sale, net of tax	8,403	1,236	7,083
Net unrealized gains (losses) on derivative instruments, at fair value, net of tax	536	(165)	739
Net unrecognized losses on post-retirement plans, net of tax	(949)	(1,043)	(957)
Total accumulated other comprehensive income	7,990	28	6,865
Total shareholders' equity	195,157	171,996	190,561
Total liabilities and shareholders' equity	$2,218,556	$2,293,520	$2,235,383

Statement of Income Data (unaudited)

	Three Months Ended March 31,
(In thousands, except number of shares and per share data)	2010	2009

Interest income
Interest and fees on loans	$20,447	$21,621
Interest on securities and other	5,727	7,929
Total interest income	26,174	29,550
Interest expense
Interest on deposits	4,121	6,401
Interest on borrowings	3,988	4,648
Total interest expense	8,109	11,049
Net interest income	18,065	18,501
Provision for credit losses	1,996	1,730
Net interest income after provision for credit losses	16,069	16,771
Non-interest income
Service charges on deposit accounts	1,280	1,233
Other service charges and fees	690	613
Income from fiduciary services	1,567	1,354
Mortgage banking income	89	455
Bank-owned life insurance	371	395
Net securities losses	(48)	-
Other income	623	504
Total non-interest income	4,572	4,554
Non-interest expenses
Salaries and employee benefits	6,225	5,678
Net occupancy	1,034	1,118
Furniture, equipment and data processing	1,068	963
Consulting and professional fees	887	692
OREO and collection costs	974	880
Regulatory assessments	715	872
Donations and marketing	258	252
Communication costs	407	412
Other expenses	1,354	1,424
Total non-interest expenses	12,922	12,291
Income before income taxes	7,719	9,034
Income taxes	2,406	2,820
Net income	$5,313	$6,214

Selected Financial and Per Share Data:
Return on average equity	11.14%	15.01%
Return on average tangible equity	14.65%	20.84%
Return on average assets	0.97%	1.09%
Efficiency ratio (1)	56.08%	52.31%
Basic earnings per share	$0.69	$0.81
Diluted earnings per share	$0.69	$0.81
Cash dividends declared per share	$0.25	$0.25
Weighted average number of common shares outstanding	7,652,089	7,639,169
Diluted weighted average number of common shares outstanding	7,659,640	7,642,705

(1) Computed by dividing non-interest expense by the sum of net interest income (tax equivalent) and non-interest income excluding (securities gains/losses).

Asset Quality Data (unaudited)

			At or for
	At or for Three Months Ended		the Year Ended
	March 31,		December 31,
(In thousands)	2010	2009	2009

Non-accrual loans:
Residential real estate	$6,234	$4,960	$6,161
Commercial real estate	6,223	5,087	6,476
Commercial	4,320	5,706	4,145
Consumer	1,227	1,497	1,158
Total non-accrual loans	18,004	17,250	17,940
Loans 90 days past due and accruing	211	-	1,135
Renegotiated loans not included above	677	-	581
Total non-performing loans	18,892	17,250	19,656
Other real estate owned:
Residential real estate	570	187	1,851
Commercial real estate	4,631	2,996	3,628
Total other real estate owned	5,201	3,183	5,479
Total non-performing assets	$24,093	$20,433	$25,135

Loans 30-89 days past due:
Residential real estate	$74	$1,196	$1,847
Commercial real estate	1,862	2,878	2,196
Commercial	3,530	1,105	639
Consumer	716	583	563
Total loans 30-89 days past due	$6,182	$5,762	$5,245

Allowance for loan losses at the beginning of the period	$20,246	$17,691	$17,691
Provision for loan losses	2,000	1,730	8,162
Charge-offs:
Residential real estate	268	26	792
Commercial real estate	314	846	1,844
Commercial	377	719	2,640
Consumer	294	236	1,180
Total charge-offs	1,253	1,827	6,456
Total recoveries	386	97	849
Net charge-offs	867	1,730	5,607
Allowance for loan losses at the end of the period	$21,379	$17,691	$20,246

Components of allowance for credit losses:
Allowance for loan losses	$21,379	$17,691	$20,246
Liability for unfunded credit commitments	47	-	51
Balance of allowance for credit losses	$21,426	$17,691	$20,297

Ratios:
Non-performing loans to total loans	1.23%	1.17%	1.29%
Non-performing assets to total assets	1.09%	0.89%	1.13%
Allowance for credit losses to total loans	1.40%	1.20%	1.33%
Net charge-offs to average loans (annualized)
Quarter-to-date	0.23%	0.46%
Year-to-date	0.23%	0.46%	0.37%
Allowance for credit losses to non-performing loans	113.41%	102.55%	103.26%
Loans 30-89 days past due to total loans	0.40%	0.39%	0.34%

Average Balance, Interest and Yield/Rate Analysis (unaudited)

	At or for the Three Months Ended			At or for the Three Months Ended
	March 31, 2010			March 31, 2009
(In thousands)	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Interest-earning assets:
Securities - taxable	$466,901	$5,184	4.44%	$586,207	$7,279	4.96%
Securities - nontaxable (1)	55,703	829	5.95%	67,156	993	5.91%
Trading account assets	1,723	4	1.01%	1,255	5	1.55%
Loans: (1) (2)
Residential real estate	626,941	8,457	5.40%	616,602	9,269	6.01%
Commercial real estate	436,821	6,193	5.67%	398,901	6,266	6.28%
Commercial	178,164	2,431	5.46%	187,438	2,592	5.53%
Municipal	13,911	197	5.74%	21,587	271	5.09%
Consumer	273,612	3,238	4.80%	264,887	3,316	5.08%
Total loans	1,529,449	20,516	5.38%	1,489,415	21,714	5.85%
Total interest-earning assets	2,053,776	26,533	5.18%	2,144,033	29,991	5.60%
Cash and due from banks	29,032			27,765
Other assets	164,663			153,243
Less allowance for loan losses	(21,005)			(17,963)
Total assets	$2,226,466			$2,307,078

Liabilities & Shareholders' Equity
Interest-bearing liabilities:
Interest checking accounts	$229,037	238	0.42%	$196,319	253	0.52%
Savings accounts	150,859	123	0.33%	133,173	118	0.36%
Money market accounts	289,131	578	0.81%	281,043	869	1.25%
Certificates of deposit	544,244	2,795	2.08%	590,448	4,624	3.18%
Total retail deposits	1,213,271	3,734	1.25%	1,200,983	5,864	1.98%
Brokered deposits	85,605	387	1.82%	83,247	537	2.58%
Junior subordinated debentures	43,530	694	6.47%	43,423	713	6.66%
Borrowings	478,787	3,294	2.79%	617,749	3,935	2.58%
Total wholesale funding	607,922	4,375	2.92%	744,419	5,185	2.82%
Total interest-bearing liabilities	1,821,193	8,109	1.81%	1,945,402	11,049	2.30%

Demand deposits	189,077			173,601
Other liabilities	22,811			20,193
Shareholders' equity	193,385			167,882
Total liabilities & shareholders' equity	$2,226,466			$2,307,078

Net interest income (fully-taxable equivalent)		18,424			18,942
Less: fully-taxable equivalent adjustment		(359)			(441)
		$18,065			$18,501

Net interest rate spread (fully-taxable equivalent)			3.37%			3.30%
Net interest margin (fully-taxable equivalent)			3.58%			3.51%

(1) Reported on tax-equivalent basis calculated using a rate of 35%.
(2) Non-accrual loans and loans held for sale are included in total average loans.

Selected Financial Data (unaudited)

			At or for
	At or for the Three Months Ended		the Year Ended
	March 31,		December 31,
	2010	2009	2009

Tier 1 leverage capital ratio	8.42%	7.40%	8.17%
Tier 1 risk-based capital ratio	12.65%	11.68%	12.24%
Total risk-based capital ratio	13.90%	12.91%	13.49%
Tangible equity to total assets	6.85%	5.57%	6.59%
Book value per share	$25.50	$22.51	$24.93
Tangible book value per share (1)	$19.45	$16.38	$18.86

Investment Data (unaudited)

	March 31, 2010
	Amortized	Unrealized	Unrealized	Fair
(In thousands)	Cost	Gains	Losses	Value

Available for sale
Obligations of U.S. government sponsored enterprises	$10,000	$-	$(40)	$9,960
Obligations of states and political subdivisions (2)	16,875	411	-	17,286
Mortgage-backed securities issued or guaranteed by
U.S. government sponsored enterprises	383,209	17,757	-	400,966
Private issue collateralized mortgage obligations (CMO) (3)	32,748	10	(4,689)	28,069
Total debt securities	442,832	18,178	(4,729)	456,281

Equity securities (4)	5,000	-	(579)	4,421
Total equity securities	5,000	-	(579)	4,421
Total securities available for sale	$447,832	$18,178	$(5,308)	$460,702

Held to maturity
Obligations of states and political subdivisions (2)	$37,900	$1,562	$-	$39,462
Total securities held to maturity	$37,900	$1,562	$-	$39,462

Other securities
Federal Home Loan Bank Stock (5)	$21,031	$-	$-	$21,031
Federal Reserve Bank Stock	934	-	-	934
Total other securities	$21,965	$-	$-	$21,965

Trading account assets (6)				$1,794

(1) Computed by dividing total shareholders’ equity less goodwill and other intangible assets by the number of common shares outstanding.
(2) Over 98% of the portfolio is rated by at least one of the three major rating agencies (Moody's, Standard & Poor's or Fitch) and all of these ratings are investment grade.
(3) $16.7 million of the CMO's are rated Triple-A by at least one of the three rating agencies, while three CMO's currently carry ratings below investment grade; one CMO with a fair value of $4.2 million is rated B3 by Moody's and CC by Fitch, a second CMO with a fair value of $2.8 million is rated B3 by Moody's and CCC by Standard & Poor's, and a third CMO with a fair value of $2.0 million is rated BB by Fitch and CCC by Standard & Poor's.
(4) The Duff & Phelps (DNP) Select Income Fund Auction Preferred Stock continues to fail at auction. We are currently collecting all amounts due according to contractual terms and have the ability and intent to hold the security until it clears auction, is called or matures on December 22, 2021.
The DNP Auction Preferred Stock is rated Triple-A by Moody’s and Standard & Poor's.
(5) The Federal Home Loan Bank of Boston has suspended its quarterly dividend payment.
(6) Investments held in mutual funds that represent deferred director and executive compensation investments.

CONTACT:
Camden National Corporation
Chance Farago, 207-230-2120
Public Relations Officer
cfarago@camdennational.com